Exhibit 10.1
The Prudential Insurance Company of America
Newark, New Jersey

Contract-Holder: STATE STREET BANK AND TRUST COMPANY, as Directed Trustee of the General Motors Salaried Employes Pension Trust, a New York trust	Plan: General Motors Retirement Program for Salaried Employees
Amended and Restated Article P of Group Annuity Contract GA-300	Jurisdiction: New York
Effective Date: November 1, 2012	Total Contribution Amount: $25,139,654,632.24 Adjusted Contribution Amount: $24,139,633,000.49 due to Prudential on the Effective Date
Pages Attached: 1-32, Transferred Assets Exhibit and Annuity Exhibits

STATE STREET BANK AND TRUST COMPANY, as Directed Trustee of the General Motors Salaried Employes Pension Trust, a New York trust	THE PRUDENTIAL INSURANCE COMPANY OF AMERICA 200 Wood Avenue South Iselin, New Jersey 08830

By:	/s/ JASON BUTLER		By:	/s/ JOHN STRANGFELD
	Title:	Vice President		Title:	Chairman and Chief Executive Officer
	Date:	November 1, 2012
/s/ MARGRET M. FORAN
Secretary

/s/ DYLAN J. TYSON
Vice President, Payout Annuities
November 1, 2012

Single-Premium Group Annuity Contract [**********], as provided herein, and providing for an irrevocable commitment to make Annuity Payments, subject to the provisions of this Contract. The Annuity Payments hereunder do not vary based on any gains or losses of the assets held in the Separate Account or the General Account.

Buy-Out Contract supported by a Dedicated Separate Account

TABLE OF CONTENTS

Provision I	Definitions; Separate Account Operations; Payment Operations	3
1.0	Restatement of Article P of Group Annuity Contract GA-300	3
1.1	Definitions	3
1.2	Adjusted Contribution Amount; [**********]	5
1.3	Annuity Payments; Annuity Payment Support; Associated Withdrawals from Accounts; Termination	5
1.4	The Separate Accounts that Support this Contract	5
1.5	Investments Held in Separate Account; Insulation of Separate Account Assets	5
1.6	Payment Obligation of Prudential	5
1.7	Establishing Reserves; Withdrawal of Assets from the Separate Account	5
1.8	Process for Making Monthly Annuity Payments	7
1.9	Persons Entitled to Enforce this Contract against Prudential	7
1.10	Small Account Conversion	7
Provision II	Payment Terms and Conditions for Forms of Annuities	9
2.1	General	9
2.2	Definitions	9
2.3	Annuity Forms	17
2.4	Limitation on Assignment	25
2.5	Proof of Continued Existence; Escheatment of Unpaid Amounts	25
2.6	Misstatements	26
2.7	Concerning Beneficiaries and Contingent Annuitants	27
2.8	Concerning Domestic Relations Orders	27
2.9	Substitute Payee	28
2.10	Certificates	28
2.11	Reliance on Records; Correction of Errors	28
Provision III	General Terms	29
3.1	Communications	29
3.2	Currency; Payments	29
3.3	Contract-Holder	29
3.4	No Implied Waiver	29
3.5	Changes	29
3.6	Entire Contract - Construction	30
3.7	Third Party Beneficiaries:	30

TRANSFERRED ASSETS EXHIBIT
ANNUITY EXHIBITS

Provision I	Definitions; Separate Account Operations; Payment Operations

1.0	Restatement of Article P of Group Annuity Contract GA-300

[**********]

1.1	Definitions

In addition to other capitalized terms defined in this Contract, the following capitalized terms shall have the meanings indicated:

"Additional General Account Reserve" has the meaning assigned in Section 1.7.

“Adjusted Contribution Amount” means the net amount specified as such on the Cover Page of this Contract, payable on the Effective Date or on an Amendment Date specified on the related Cover Page.

“Aggregate Monthly Payment” means, for each month, the aggregate amount of Annuity Payments payable in respect of all Covered Lives (and, if applicable, Contingent Lives and Beneficiaries) for such month.

“Amendment Date” means the date shown on the Cover Page, and which is other than the Effective Date.

“Annuity Commencement Date” means the date the Annuity Payments commence, which shall be January 1, 2013 specified on the Annuity Exhibits.

“Annuity Exhibits” means the Annuity Exhibits attached hereto setting forth the features of the Annuity Payments for each Covered Life and Contingent Life.

“Annuity Forms” means the types of annuities (and payment obligations arising thereunder) specified in Provision II.

“Annuity Payments” means, with respect to each Covered Life (and, if applicable to such Covered Life, each Contingent Life), the amount of periodic and single payments determined in accordance with Provision II of this Contract, and, with respect to any Beneficiary, the amount of any periodic and single payments owed after the death of a Covered Life or, if applicable, a Contingent Life, in each case as determined in accordance with Provision II of this Contract.

“Beneficiary” means,

(A)
during the lifetime of a Covered Life, the person shown in Prudential's records as having been designated by the Covered Life to receive (after the death of such Covered Life) any payment owing under Provision II of this Contract other than payments owed to the related Contingent Life (such related Contingent Life is not a “Beneficiary” as such term is used in this Contract); and

(B)
during the period after the death of the Covered Life and before the death of the Contingent Life, the person shown in Prudential's records as having been designated by the Contingent Life (or, in the absence of such designation, the person previously designated by the Covered Life) to receive, after the death of such Contingent Life, any payment owing under Provision II of this Contract. A Beneficiary is owed payments under this Contract after the death of a Covered Life or Contingent Life only if so provided for under the Annuity Form applicable to the Covered Life.

Until the death of the Covered Life (and, if the Annuity Form specifies a Contingent Life, until the death of both the Covered Life and Contingent Life) a Beneficiary is not a third-party beneficiary of this Contract and has no rights hereunder, and after such death(s) a Beneficiary has the rights of a third-party beneficiary as set forth herein. A Representative of a Beneficiary shall have the rights of a Beneficiary hereunder.

"Business Day" means any weekday on which the banks in New York City, New York are open for business. If any payment under this Contract is due and payable on a day which is not a Business Day, or if any notice or report is required to be given on a day which is not a Business Day, such payment shall be due and payable or such notice or report shall be given on the next succeeding Business Day

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

“Commingled Account” means the Portfolio Protected Buyout Separate Account, an insurance company separate account the assets of which are owned by Prudential. The assets of this separate account will be held by Prudential in one or more custody accounts at entities independent of Prudential that only hold assets allocated to this separate account. Following consummation of a small account conversion in accordance with Section 1.10 (“Small Account Conversion”), this commingled separate account shall hold assets supporting the payment obligations of Prudential under this Contract. Such separate account also supports Prudential's payment obligations under other group annuity contracts issued by Prudential. Each such contract obligates Prudential to make payments to the contract-holder and/or to individual covered lives, contingent covered lives and beneficiaries in amounts measured and adjusted by the life-span of such covered lives, by any lump sum amounts due and/or by the remaining portion of any period certain annuities.

“Contingent Life” means a person listed on the Annuity Exhibits as entitled to a periodic payment following the death of the Covered Life in accordance with the related Annuity Form, or such other person who a Covered Life designates after the Annuity Commencement Date as a Contingent Life, if such designation is permitted by the related Annuity Form. A Contingent Life is not a Beneficiary as such term is used in this Contract. A Contingent Life is a third-party beneficiary of this Contract and has the rights set forth herein. A Representative of a Contingent Life shall have the rights of a Contingent Life hereunder.

"Contract" means this Amended and Restated Article P of Group Annuity Contract GA-300, including the Annuity Exhibits and Transfered Assets Exhibit(s) attached hereto, as amended from time to time as provided for in Section 3.5 ("Changes").

“Contract-Holder” means the entity named as such on the Cover Page of this Contract, and any successors or assigns of such Contract-Holder as provided in Provision III.

“Covered Life” means each person listed on the Annuity Exhibits as entitled to a periodic payment specified in the Annuity Exhibits. A Covered Life is not a Contingent Life or a Beneficiary as such terms are used in this Contract. A Covered Life is a third-party beneficiary of this Contract and has the rights set forth herein. A Representative of a Covered Life shall have the rights of a Covered Life hereunder.

“Dedicated Account” means the [**********], an insurance company separate account the assets of which are owned by Prudential. This separate account may only hold assets supporting the payment obligations of Prudential under this Contract. The assets of this separate account will be held by Prudential in one or more custody accounts at entities independent of Prudential that only hold assets allocated to this separate account. After consummation of a small account conversion in accordance with Section 1.10 (“Small Account Conversion”), the assets of this separate account shall be transferred to the Commingled Account.

“Effective Date” means the date specified in Section 1.2.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

“Existing Contract” has the meaning assigned in Section 1.0.

“Existing Separate Account” has the meaning assigned in Section 1.0.

“Expected Data Finalization Date” means the date determined by mutual consent of the Contract-Holder and Prudential.

[**********]

“Market Value,” (A) in respect of assets of a Separate Account, means the fair market value of such assets, as such fair market value is determined by Prudential in accordance with its standard procedures for establishing the market value of its assets, and (B) in respect of any portion of the Total Contribution Amount retained in the Existing Separate Account as of the Effective Date or paid to Prudential by delivery of non-cash assets acceptable to Prudential pursuant to Section 1.2 ([**********]), means the fair market value of each such asset in an amount and as of a date agreed to by Prudential and Contract-holder, as such amounts and dates are shown on the Transferred Assets Exhibit attached hereto.

“Plan” means the plan specified on the Cover Page of this Contract.

“Prudential” means The Prudential Insurance Company of America.

“Prudential's Office” means the following office of Prudential, unless Prudential provides a notice specifying another address for certain or all communications:

The Prudential Insurance Company of America
200 Wood Avenue South
Iselin, New Jersey 08830-2706
Attention: Annuity Operations

“Representative” means, with respect to persons who are a Covered Life, Contingent Life or Beneficiary, an individual or entity demonstrating to the reasonable satisfaction of Prudential that such individual or entity is duly appointed (a) as a guardian of such person, (b) as a holder of powers of attorney from such person, (c) as a trustee of such person, (d) as an testamentary executor of such person's estate, or (e) as being entitled to statutory subrogation rights granted to any entity created by statute or sponsored by a governmental body providing guarantees in respect of such person's right's under this Contract arising from any insolvency of Prudential; provided, that, a “Representative” does not include an assignee of the rights of such person hereunder in contravention of Provision II.

“Separate Account” means the Dedicated Account, provided that if the Commingled Account is substituted for the Dedicated Account in accordance with Section 1.10 (“Small Account Conversion”), then thereafter Separate Account means the Commingled Account. This Contract does not participate in the investment or other experience of either Separate Account.

“Total Contribution Amount” means the amount specified as such on the Cover Page of this Contract.

1.2	[**********]

[**********]

[**********]

[**********]

1.3	Annuity Payments; Annuity Payment Support; Associated Withdrawals from Accounts; Termination

Upon receipt of the Adjusted Contribution Amount due on the Effective Date, Prudential agrees to pay the Annuity Payments due under this Contract and further agrees that such obligation shall be irrevocable. Prudential will confirm to the Contract-Holder its receipt of such Adjusted Contribution Amount.

[**********]

[**********]

[**********]

1.4	The Separate Accounts that Support this Contract

During the period starting on the Effective Date and ending on the earlier of (a) the consummation of a small account conversion in accordance with Section 1.10 (“Small Account Conversion”) and (b) the payment of the last Annuity Payment due under this Contract, the Dedicated Account shall be the “Separate Account” supporting Annuity Payments hereunder. After consummation of a small account conversion in accordance with Section 1.10 (“Small Account Conversion”), the Commingled Account shall be the “Separate Account” supporting Annuity Payments hereunder.

1.5	Investments Held in Separate Account; Insulation of Separate Account Assets

The Separate Account is intended to be invested primarily in investment-grade fixed income securities, but other investments are permitted, provided, however, that all investments of the Separate Account shall be invested in accordance with applicable law, regulations and regulatory approvals (for purposes of this Section, “applicable law”). Prudential will invest and reinvest the assets of the Separate Account at the time and in the amounts as Prudential determines in its discretion and in accordance with applicable law. To the extent permitted by applicable law, the investments of the Separate Account may be made without regard to any limitations otherwise imposed on the investment of assets held in the General Account or in its other separate accounts. Prudential may, with respect to any assets held in the Separate Account, delegate Prudential's investment management and/or voting rights to other entities, including institutions not affiliated with Prudential.

Prudential owns all the assets in the Separate Account. As authorized by Section 17B:28-9(c) of the New Jersey Insurance Statutes and Section 4240(a)(12) of the New York Insurance Law, (A) none of the assets held in the Dedicated Account[**********] and (B) none of the assets held in the Commingled Account, [**********], will be chargeable with liabilities arising out of any other business of Prudential.

1.6	Payment Obligation of Prudential

Prudential will make the payments owed by it under this Contract when such payments are due. Prudential irrevocably guarantees payment of the Annuity Payments as of the Annuity Commencement Date.

1.7	Establishing Reserves; Withdrawal of Assets from the Separate Account

[**********]

From time to time in accordance with applicable law or regulation, Prudential will determine whether

(A)	the statutory liability that Prudential is required to hold in respect of the contractual benefits supported by such Separate Account,

is equal to or less than

(B)
the sum of (x) the statutory carrying value of the assets held in the Separate Account, plus (y) the reserves, if any, related to the Separate Account that are supported by assets held in the General Account. The reserves described in (y) of the preceding sentence shall herein be referred to as the “Additional General Account Reserve”.

If, on the date of determination, the amount described in clause (A) is greater than the amount described in clause (B), Prudential will establish and fund additional reserves in the General Account.

[**********]

A withdrawal from the Separate Account will be made on a Business Day, and the assets withdrawn will no longer be allocated to the Separate Account.

1.8	Process for Making Monthly Annuity Payments

Prudential, or its agent, will make Annuity Payments directly to each Covered Life, Contingent Life and Beneficiary starting on the Annuity Commencement Date.

1.9	Persons Entitled to Enforce this Contract against Prudential

Notwithstanding any other provision of this Contract to the contrary,

(i)
Rights of Annuitants. (a) After the Effective Date, the right of each Covered Life, Contingent Life and Beneficiary to receive an Annuity Payment determined pursuant to Provision II is enforceable by such person against Prudential, (b) after the Expected Data Finalization Date, each Covered Life, Contingent Life and Beneficiary has the right to enforce any provision of this Contract (as does the Contract-Holder) against Prudential, and (c) the rights of each Covered Life, Contingent Life and Beneficiary under the preceding subclause (b) is not diminished if the Contract-Holder ceases to exist and no successor is appointed;

(ii)
Annuitants hold Rights Exclusively. After the Expected Data Finalization Date, and except as provided in clause (iii) below, the only parties having the right to enforce any provision of this Contract against Prudential shall be each Covered Life, Contingent Life, or Beneficiary, in each case solely in the capacity of an intended third party beneficiary of the provisions specified in clause (i)(b) above; and

(iii)
Rights and Duties of Contract-Holder and Prudential. (a) After the Effective Date, Contract-Holder shall have no obligation to any Covered Life, Contingent Life or Beneficiary with respect to the annuities as determined in Provision II; (b) between the Effective Date and the Expected Data Finalization Date, the Contract-Holder and Prudential shall each have the rights against and obligations to the other specified in this Contract; and (c) after the Expected Data Finalization Date, the Contract-Holder shall have the right to enforce any provision of this Contract against Prudential until the Contract-Holder ceases to exist, and Prudential shall have the right to enforce any provision of this Contract against the Contract-Holder until the Contract-Holder ceases to exist.

1.10	Small Account Conversion

If at any time the Market Value of the assets held in the Dedicated Account does not equal at least $100 million, Prudential reserves the right to discontinue the Dedicated Account (such discontinuance referred to in this Section as a “Threshold Transfer”). In the event of a Threshold Transfer, without the consent of Contract-Holder, any Covered Life, Contingent Life or Beneficiary, Prudential may transfer the assets held in the Dedicated Account to the Commingled Account, subject to the receipt of all necessary consents and approvals, including regulatory approvals (such as those relating to the transfer of assets in-kind from the Dedicated Account to the Commingled Account).

Provision II	Payment Terms and Conditions for Forms of Annuities

2.1	General
The amount owed by Prudential under this Contract in respect of each Covered Life (and, if applicable, Contingent Life and Beneficiary) will be determined by Prudential in accordance with the terms of this Provision II.

Prudential will apply the terms of this Provision II using the information contained in the Annuity Exhibits with respect to such Covered Life, Contingent Life, and Beneficiary, as such information is updated or corrected pursuant to this Contract. Capitalized terms used but not defined in Section 1.1 have the meanings assigned in this Provision II.

For any Covered Life, Contingent Life or Beneficiary who is shown on the attached Annuity Exhibit as having been paid, prior to the Annuity Commencement Date, Plan benefits in excess of the amount owed under the Plan, such overpayments shall be deducted from the Annuity Payments otherwise owed to such persons pursuant to this Provision II. Nothing in the preceding sentence shall relate to misstatements of data on the Annuity Exhibits. Such misstatements are governed by Section 2.6.

2.2	Definitions

The following definitions apply to this Section.

“Annuity Forms” means one of the following types of annuities:

(i) “Contingent Joint and Survivor Life Annuity” means, in respect of a Covered Life, the Annuity Form having such payment terms as are specified in Section 2.3 for such Annuity Form, together with any of the following Riders in respect of such Covered Life as are specified in Annuity Exhibits:

Special Benefit Rider
Level Benefit Rider
Refund Death Benefit Rider
and

together with, in respect of such Covered Life, any of the following Option(s) in respect of such Covered Life as are specified in the Annuity Exhibits with respect to such Covered Life:

General Conversion Option

(ii)“Period Certain Annuity,” means, in respect of a Covered Life, the Annuity Form having such payment terms as are specified in Section 2.3 for such Annuity Form. No Riders or Options apply to this Annuity Form.

(iii)“Single Life and Period Certain Annuity,” means, in respect of a Covered Life, the Annuity Form having such payment terms as are specified in Section 2.3 for such Annuity Form. No Riders or Options apply to this Annuity Form.

(iv)“ Single Life Annuity,” means, in respect of a Covered Life, the Annuity Form having such payment terms as are specified in Section 2.3 for such Annuity Form, together with any of the following Riders in respect of such Covered Life as are specified in Annuity Exhibits:

Special Benefit Rider

Level Benefit Rider
Refund Death Benefit Rider

and

together with, in respect of such Covered Life, any of the following Option(s) in respect of such Covered Life as are specified in the Annuity Exhibits with respect to such Covered Life:

Post-Retirement Marriage Conversion Option
Disabled Age 55 Conversion Option

(v)“Spousal Joint and Survivor Life Annuity,” means, in respect of a Covered Life, the Annuity Form having such payment terms as are specified in Section 2.3 for such Annuity Form, together with any of the following Riders in respect of such Covered Life as are specified in Annuity Exhibits:

Special Benefit Rider
Level Benefit Rider
Pop-Up Rider
Refund Death Benefit Rider
and

together with, in respect of such Covered Life, any of the following Option(s) in respect of such Covered Life as are specified in the Annuity Exhibits with respect to such Covered Life:

General Conversion Option
Disabled Age 55 Conversion Option

(vi)Window Spousal Joint and Survivor Life Annuity” means, in respect of a Covered Life, the Annuity Form having such payment terms as are specified in Section 2.3 for such Annuity Form, together with any of the following Riders in respect of such Covered Life as are specified in Annuity Exhibits:

Refund Death Benefit Rider

(vii) Window Single Life Annuity” means, in respect of a Covered Life, the Annuity Form having such payment terms as are specified in Section 2.3 for such Annuity Form, together with any of the following Riders in respect of such Covered Life as are specified in Annuity Exhibits:

Refund Death Benefit Rider

“Conversion Conditions” means the following:

(i) With respect to Disabled Age 55 Conversion Option,

(A) means that a Covered Life (such Covered Life being “you” or “your”) is shown on the Annuity Exhibits as having a “Disabled Age 55” Conversion Option, and

(B) you demonstrate that you are age 55

(ii) With respect to the General Conversion Option,

(A) means that a Covered Life (such Covered Life being “you” or “your”) is shown on the Annuity Exhibits as having a “General” Conversion Option, then you must demonstrate that you meet one of the following conditions before you can exercise the option:

(B) if your Annuity Form is the Spousal Joint and Survivor Life Annuity or the Contingent Joint and Survivor Life Annuity with your spouse as Contingent Life and if you became divorced after your Original Retirement Date (as specified on the Annuity Exhibits), then you can exercise the option if you comply with the following conditions. You must provide us with a qualified domestic relations order (QDRO) in a form acceptable to us. It must provide either that (1) such Contingent Life will not be entitled to any portion of the Contingent Life Amount when you die or (2) such Contingent Life is entitled to a reduced portion of the Contingent Life Amount when you die.

(C) if your Annuity Form is the Contingent Joint and Survivor Life Annuity with your spouse as Contingent Life, then you can exercise the option if you comply with the following conditions. You must provide us with notarized consent of your Contingent Life on a form acceptable to us. It must provide that such Contingent Life will not be entitled to any portion of the Contingent Life Amount when you die. If we request, you must provide us with satisfactory proof of the good health of your Contingent Life before the option may be exercised.

(D) if your Annuity Form is the Contingent Joint and Survivor Life Annuity, and if your Contingent Life is not your spouse, you can exercise this option by providing written direction on a form acceptable to us. No waiver from your Contingent Life is required. If we request, you must provide us with satisfactory proof of the good health of the Contingent Life before the option may be exercised.

Note that this option is limited to the situations described above.

If your Annuity Form is the Spousal Joint and Survivor Life Annuity and if you have not been divorced from your Contingent Life since your Original Retirement Date, you cannot exercise this option.

If you exercise the General Conversion Option and convert your Annuity Form to a Single Life Annuity, then the Contingent Life will not be entitled to any portion of the Contingent Life Amount when you die. You may later convert your Single Life Annuity into a Spousal Joint and Survivor Life Annuity if (i) you meet Conversion Conditions (B), (C) and (D) of the Post-Retirement Marriage Conversion Option and (ii) you are not shown on the Annuity Exhibits as someone who retired from Vested Terminated status or rejected Surviving Spouse Coverage at retirement.

If you exercise the General Conversion Option and retain your Annuity Form, then the Contingent Life will be entitled to a reduced portion of the Contingent Life Amount after you die as provided under the QDRO. You may later exercise the Post-Retirement Marriage Conversion Option if (i) you meet Conversion Conditions (B), (C) and (D) and (ii) you are not shown on the Annuity Exhibits as someone who retired from Vested Terminated status or rejected Surviving Spouse Coverage at retirement. However, the Contingent Life Amount payable after your death to your new spouse will be offset by the Contingent Life Amount payable to your former spouse.

(iii) With respect to the Post-Retirement Marriage Conversion Option,

(A) means that a Covered Life (such Covered Life being “you” or “your”) is shown on the Annuity Exhibits as having a “Post-Retirement Marriage” Conversion Option, and

(B) You became married for the first time, or became re-married, after June 30, 2011, and

(C) You exercise this option within 18-months after such marriage or re-marriage, and

(D) You supply us with evidence of such marriage or re-marriage.

If you exercise the Post-Retirement Marriage Conversion Option and you convert your Part A Basic Amount of your monthly payment into a Spousal Joint and Survivor Life Annuity, you may later convert your Spousal Joint and Survivor Life Annuity into a Single Life Annuity if you (i) meet Conversion Condition (B) of the General Conversion Option and (ii) you are not shown on the Annuity Exhibits as someone who retired from Vested Terminated status.

“Conversion Options” means, if the “Disabled Age 55 Conversion Option,” the “General Conversion Option,” and/or the “Post-Retirement Marriage Conversion Option” is specified in the Annuity Exhibits as applicable to a Covered Life, and if such option is attached to an Annuity Form eligible for such option, the following options may convert the benefit from one Annuity Form to another Annuity Form. A Conversion Option cannot be exercised by a Contingent Life or a Beneficiary.

(i)“Disabled Age 55 Conversion Option” means, if a Covered Life is specified in the Annuity Exhibits as having a “Disabled Age 55” Conversion Option (because such person retired from the Plan under a disability retirement prior to age 55) and also as receiving a distribution of one of the following Annuity Forms:

Single Life Annuity
Spousal Joint and Survivor Life Annuity

then such option is available to such Covered Life (“you” or “your”).

When you reach age 55, you may exercise this option to convert your current Annuity Form. Before your option exercise can become effective, you must satisfy the applicable Conversion Conditions. You can select your new Annuity Form from the following list. However, if you are married at the time you exercise this option, we will automatically convert your Annuity Form into a Spousal Joint and Survivor Annuity absent a qualified election.

Single Life Annuity: If you elect this Annuity Form, the pre-62+1 Pension Amount payable to you will equal the sum of two numbers. The first number equals your Disability Age 55 Pre-62+1 Pension Amount (as specified in the Annuity Exhibits). The second number equals your Disability Temporary Amount (if specified on the Annuity Exhibits) where there has been a denial of Social Security Disability benefits. Your post-62+1 Pension Amount will equal your Disability Age 55 Post 62+1 Pension Amount (as specified in the Annuity Exhibits).

Spousal Joint and Survivor Life Annuity: If at the time of your disability, you were married and elected a Contingent Joint and Survivor Life Annuity you are not eligible to make this election at age 55. If you elect this Annuity Form, your pre-62+1 Pension Amount will equal the product obtained by multiplying two numbers and then adding a third number. The first number is your Disability Age 55 Pre-62+1 Pension Amount (as specified in the Annuity Exhibits). The second number is your

Spousal Joint and Survivor Life Annuity Pop-Up Decrease Factor. The third number is any Disability Temporary Amount specified for you on the Annuity Exhibits where there has been a denial of Social Security Disability benefits. Your post-62+1 Pension Amount will equal the product obtained by multiplying two numbers. The first number is your Disability Age 55 Post 62+1 Pension Amount. The second number is your Spousal Joint and Survivor Life Annuity Pop-Up Decrease Factor.

The amount we will pay your spousal Contingent Life will equal the result of multiplying two numbers. The first number is the Covered Life Amount payable to you pursuant to the foregoing paragraph. The second number is a percentage. The applicable percentage is based on the corresponding Original Retirement Date specified for such Covered Life in the Annuity Exhibits or in our records.: (1) 65% for a Original Retirement Date on/after October 1, 1999, (2) 60 % for a Original Retirement Date on/after November 1, 1976 and prior to October 1, 1999 (3) 55% for a Original Retirement Date on/after September 1, 1964 and prior to November 1, 1976 and (4) 50 % for a Original Retirement Date prior to September 1, 1964.

(ii) “General Conversion Option” means, if a Covered Life is specified in the Annuity Exhibits as having a “General” Conversion Option and also as receiving a distribution of one of the following Annuity Forms:

Spousal Joint and Survivor Life Annuity
Contingent Joint and Survivor Life Annuity

then such option is available to the Covered Life (“you” or “your”).

The option allows you to either (1) convert your Annuity Form into a Single Life Annuity Form or (2) retain your Annuity Form and provide for payment to your Contingent Life of the reduced amount provided under a QDRO. Before your option exercise can become effective, you must meet the applicable Conversion Conditions. You must also notify us using a form provided by us.

If you exercise the option to convert your Annuity Form into a Single Life Annuity Form, we will not owe any money to your Contingent Life after you die. Instead, we will increase the Covered Life Amount payable to you. If the Annuity Form is a Spousal Joint and Survivor Life Annuity form of payment, the amount of the increase will equal the Pop-Up Amount in the Annuity Exhibit. If the Annuity Form is a Contingent Joint and Survivor Life Annuity, the amount of the increase will equal the result of multiplying two numbers. The first number is the Part A Basic Amount specified for you in the Annuity Exhibit. The second number is the Contingent Joint and Survivor Life Annuity Pop-Up Increase Factor. We will start paying the increased amount on the first day of the month after the exercise of your option becomes effective.

If you exercise the option to retain your Annuity Form and provide for payment to your Contingent Life of a reduced amount as provided under a QDRO, we will not increase the Covered Life Amount payable to you. If you later exercise the Post-Retirement Marriage Conversion Option under Conversion Conditions (B), (C) and (D), the Contingent Life Amount payable after your death to your new spouse will be offset by the Contingent Life Amount payable to your former spouse.

(iii) “Post-Retirement Marriage Conversion Option” means, if a Covered Life is specified in the Annuity Exhibits as having a “Post-Retirement Marriage” Conversion Option and also as receiving a distribution of the following Annuity Form:

Single Life Annuity

then such option is available to the Covered Life (“you” or “your”).

The option allows you to convert a portion of your monthly payment under a Single Life Annuity into a Spousal Joint and Survivor Annuity Form. Before your option exercise can become effective, you must meet the applicable Conversion Conditions. Also, you must notify us using a form provided by us. The effective date of the conversion is the first day of the month after the conversion is effective, but not sooner than the one-year anniversary of your marriage or re-marriage, and in any event before the 18-month anniversary of the marriage or re-marriage.

Only Part A Basic Amount (as specified in the Annuity Exhibits) may be converted. On the effective date of the conversion, we will reduce the Covered Life Amount. The amount of the reduction will equal the result of multiplying two numbers. The first number is the Part A Basic Amount specified for you in the Annuity Exhibit. The second number is the Spousal Joint & Survivor Life Annuity Pop-Up Decrease Factor. After the effective date of the conversion, and after you die, we will owe your spouse additional monthly payments. To receive such payments, your spouse must be alive when you die. We will pay the first payment on the first day of the month following your death. We will pay the last payment on the first day of the month in which such spouse dies.

The amount we will pay such spouse will equal the result of multiplying two numbers. The first number is the Part A Basic Amount payable to you, as reduced pursuant to the preceding paragraph. The second number is a percentage. The applicable percentage is based on the corresponding Original Retirement Date specified for such Covered Life in the Annuity Exhibits or in our records: (1) 65% for a Original Retirement Date on/after October 1, 1999, (2) 60 % for a Original Retirement Date on/after November 1, 1976 and prior to October 1, 1999 (3) 55% for a Original Retirement Date on/after September 1, 1964 and prior to November 1, 1976 and (4) 50 % for a Original Retirement Date prior to September 1, 1964.

“Spousal Joint & Survivor Life Annuity Pop-Up Increase Factor" is equal to (1 divided by the Spousal Joint & Survivor Life Annuity Pop-Up Decrease Factor below) minus 1

This factor is rounded to three decimal places.

"Spousal Joint & Survivor Life Annuity Pop-Up Decrease Factor" is equal to 1 minus the result of the following calculation

Calculation:

0.950 increased by 0.005 for each full year in excess of 5 years that the Contingent Life's age exceeds the Covered Life's age, with the result not to exceed 1.000

OR

0.950 decreased by 0.005 for each full year in excess of 5 years that the Contingent Life's age is less than the Covered Life's age.

This factor is rounded to three decimal places.

“Contingent Joint & Survivor Life Annuity Pop-Up Increase Factor" is equal to (1 divided by the Contingent Joint & Survivor Life Annuity Pop-Up Decrease Factor) minus 1.

Contingent Joint & Survivor Life Annuity Pop-Up Decrease Factor" is equal to 1 minus the applicable factor below:

Contingent Joint & Survivor Life Annuity Table
Full Years Contingent Life Is Older (+) or Younger (-) Than Covered Life*	Factors to Convert Normal Form of Retirement
	To Contingent Joint & Survivor Life Annuity Option

	For Indicated Percentage.**
	Payable to Contingent Life
	100%	75%	50%
+20	95.50	96.00	100.00
+19	95.00	95.50	99.50
+18	94.50	95.00	99.00
+17	94.00	94.50	98.80
+16	93.50	94.00	98.00
+15	93.00	93.50	97.50
+14	92.50	93.00	97.00
+13	92.00	92.50	96.50
+12	91.50	92.00	96.00
+11	91.00	91.50	95.50
+10	90.50	91.00	95.00
+9	89.75	90.50	94.50
+8	89.00	90.00	94.00
+7	88.25	89.50	93.50
+6	87.50	89.00	93.00
+5	86.75	88.50	92.50
+4	86.00	88.00	92.00
+3	85.25	87.50	91.50
+2	84.50	87.00	91.00
+1	83.75	86.50	90.50
0	83.00	86.00	90.00
--1	82.25	85.50	89.50
--2	81.50	85.00	89.00
--3	80.75	84.50	88.50
--4	80.00	84.00	88.00
--5	79.25	83.50	87.50
--6	78.50	83.00	87.00
--7	77.75	82.50	86.50
--8	77.00	82.00	86.00
--9	76.25	81.50	85.50
--10	75.50	81.00	85.00
--11	75.00	80.50	84.50
--12	74.50	80.00	84.00
--13	74.00	79.50	83.50
--14	73.50	79.00	83.00
--15	73.00	78.50	82.50

--16	72.50	78.00	82.00
--17	72.00	77.50	81.50
--18	71.50	77.00	81.00
--19	71.00	76.50	80.50
--20	70.50	76.00	80.00
* Actuarial reduction factors not shown will be calculated on the same basis as the factors shown.

** Other percentage levels, in 5% increments, may be elected.

“Riders” means, if the “Pop-Up Rider,” the “Special Benefit Rider,” the “Level Benefit Rider,” or the “Refund Death Benefit Rider” is specified in the Annuity Exhibits as applicable to a Covered Life or Contingent Life:

(i) “Level Benefit Rider” means, if a Covered Life is specified in the Annuity Exhibits as having a “Level Benefit Rider” or if a Contingent Life is specified in the Annuity Exhibits as having a “Level Benefit Rider,” and if the Covered Life is specified in the Annuity Exhibits as having one of the following Annuity Forms:

Contingent Joint and Survivor Life Annuity
Single Life Annuity
Spousal Joint and Survivor Life Annuity

Then the Covered Life Amount or Contingent Life Amount will be increased by $300 (as previously determined by the rules of the Plan).

(ii) “Special Benefit Rider” means, if a Covered Life is specified in the Annuity Exhibits as having a “Special Benefit Rider” or if a Contingent Life is specified in the Annuity Exhibits as having a “Special Benefit Rider” and if the Covered Life is also specified as receiving a distribution of one of the following Annuity Forms:

Contingent Joint and Survivor Life Annuity
Single Life Annuity
Spousal Joint and Survivor Life Annuity

Then the Covered Life Amount or Contingent Life Amount will be increased by either $76.20 or $28.00 (as previously determined by the rules of the Plan), as specified in the Annuity Exhibits.

(iii) “Pop-Up Rider” ” means, if a Covered Life is specified in the Annuity Exhibits as having a “Pop Up” Rider and also as receiving a distribution of the following Annuity Form:

Spousal Joint and Survivor Life Annuity

Then upon the death of the spousal Contingent Life, we will increase the Covered Life Amount. The amount of the increase, and the conditions to such increased payment, are specified in the related Annuity Form.

If your Covered Life Amount is increased due to the death of your spousal Contingent Life, the Part A Basic Amount portion of your Annuity will convert to a Single Life Annuity. You may later convert that Single Life Annuity into a Spousal Joint and Survivor Life Annuity if you (i) meet Conversion Conditions (B), (C) and (D) of the Post-Retirement Marriage Conversion Option and (ii) you are not shown on the Annuity Exhibits as someone who retired from Vested Terminated status.

“Refund Death Benefit Rider” means, if a Covered Life is specified in the Annuity Exhibits as having a “Refund Death Benefit” Rider and also as receiving a distribution of one of the following Annuity Forms:

Contingent Joint and Survivor Life Annuity
Single Life Annuity
Spousal Joint and Survivor Life Annuity
Window Spousal Joint and Survivor Life Annuity
Window Single Life Annuity

Then a death benefit may be payable to the designated Beneficiary, as provided in the provided in the related Annuity Form.

“We” and “us” means The Prudential Insurance Company of America.

2.3	Annuity Forms

(i) “Contingent Joint and Survivor Life Annuity with or without Refund Death Benefit Rider, and/or Special Benefit Rider and/or Level Benefit Rider” means the following for each Covered Life identified in the Annuity Exhibits as receiving a distribution of a “Contingent Life - J&S” Annuity Form with or without a “Refund Death Benefit Rider,” and/or a “Special Benefit Rider” and/or a “Level Benefit Rider,” respectively. “You” and “your” refers to each such Covered Life:

If the Annuity Exhibits specify that you have a Conversion Option to cancel this Annuity Form and a qualified domestic relations order does not provide otherwise, the following will apply. If you exercise the option, your rights under this Annuity Form are cancelled. Also, the rights of the Contingent Life and any Beneficiary are cancelled. After the effective date of the conversion, we will not owe any further payments under this Annuity Form. As a result of your exercise of a conversion option, you will become entitled to another Annuity Form. We will notify you of the new Annuity Form and related payment amounts.

During your lifetime, we will make monthly payments to you equal to your Covered Life Amount. We will make monthly payments on the first day of each month. We owe the first monthly payment on the Annuity Commencement Date. Our last monthly payment to you will be on the first day of the month in which you die.

After you die, we may owe additional monthly payments. We will owe additional monthly payments if your Contingent Life (as specified in the Annuity Exhibits) is alive when you die. We will make the first payment on the first day of the month following your death. Later monthly payments will be made on the first day of each month. We will pay the last payment on the first day of the month in which such Contingent Life dies. The amount of the payments will equal the Contingent Life Amount.

If you have a Refund Death Benefit Rider, we may owe a Refund Death Benefit to the designated Beneficiary for your Annuity Form. After both you and your Contingent Life die, we will determine if we owe such payment. The following explains how we will determine if a payment is owed by us under this rider.

The amount of the Refund Death Benefit, if any, will equal amount (A) multiplied by the sum of (B) and (C), where:

(A) is the Total Plan Refund Death Benefit (as specified in the Annuity Exhibits) less the sum of both (i) and (ii) below paid after the Annuity Commencement Date to you, to your Contingent Life (or to any related alternate payee, arising, for example, from a domestic relations order):
(i) is the Pre 1985 Part B Primary Amount (as specified in the Annuity Exhibits) multiplied by three.
(ii) is the Post 1985 Part B Primary Amount (as specified in the Annuity Exhibits),
(B) is the Pre 1985 Death Benefit Percentage (as specified in the Annuity Exhibits) multiplied by one-third, and

(C)	is one minus the Pre 1985 Death Benefit Percentage.

For a Contingent Joint and Survivor Life Annuity, the following amounts, names, or values are also specified in the Annuity Exhibits:

“Covered Life Amount” equals an amount that depends on whether you are younger or older than sixty-two years and one month (“62 + 1”). "Sixty-two years and one month (62+1)" means the first of the month coincident with or next following the date that the Covered Life turns age 62 and one month. However, a Covered Life who is born on the second day of the month will be treated as if he or she were born on the first day of such month.

If you are younger than 62+1, the Covered Life Amount equals the “Pre-62+1 Pension Amount” specified in the Annuity Exhibit for such Covered Life.

If you are older than 62+1, the Covered Life Amount equals the “Post-62+1 Pension Amount” amount specified in the Annuity Exhibit for such Covered Life.

If you have a Special Benefit Rider (as specified in the Annuity Exhibits), then the “Covered Life Amount” will be increased after your sixty-fifth (65th) birthday. The increase will start on the later of the Annuity Commencement Date and the first day of the month in which you attain age 65. However, if your 65th birthday falls on the first of a month, the increase will start on the later of the Annuity Commencement Date and the first day of the month before the month in which you attain age 65. The amount of the increase will be the amount specified as the “Special Benefit Amount” in the Annuity Exhibits. During your lifetime, your Contingent Life will not receive the benefits of any Special Benefit Rider that he or she may have. Such benefits start after your death.

If you have a Level Benefit Rider (as specified in the Annuity Exhibits), then the “Covered Life Amount” will be increased. The increase will start on the later of the Annuity Commencement Date and the first day of the month in which you attain age 65. However, if your 65th birthday falls on the first of a month, the increase will start on the later of the Annuity Commencement Date and the first day of the month before the month in which you attain age 65. The amount of the increase will be the amount specified as the “Level Benefit Amount” in the Annuity Exhibits. During your lifetime, we do not owe your Contingent Life any benefits under the Level Benefit Rider. If your Contingent Life has a Level Benefit rider, we only owe the related payments after you die.

If a portion of your Pre 62+1 Covered Life Amount is attributable to “Disability Temporary Amount” as specified in the Annuity Exhibits, then the following applies. You may be eligible to receive social security disability benefits from the Federal Government. In any month that you receive such benefits before you reach

62+1, we do not owe you such Disability Temporary Amount and we may deduct any overpayments made to you.

“Contingent Life Amount” means an amount that is specified in the Annuity Exhibits for your Annuity Form as the “Contingent Life Amount.”

If your Contingent Life is your spouse and has a Special Benefit Rider, then the “Contingent Life Amount” will be increased. The increase will start on the later of the date that monthly payments begin to your Contingent Life and the first day of the month in which your Contingent Life attains age 65. However, if your Contingent Life attains age 65 on the first of a month, the increase will start on the later of the date that monthly payments begin to your Contingent Life and the first day of the month before the month in which your Contingent Life attains age 65. The amount of the increase will be the amount specified as the “Special Benefit Amount” in the Annuity Exhibits.

If your Contingent Life has a Level Benefit Rider, then the “Contingent Life Amount” will be increased. The increase will start on the later of the date that monthly payments begin to your Contingent Life and the first day of the month in which your Contingent Life attains age 65. However, if your Contingent Life attains age 65 on the first of a month, the increase will start on the later of the date that monthly payments begin to your Contingent Life and the first day of the month before such 65th birthday. The amount of the increase will be the amount specified as the “Level Benefit Amount” in the Annuity Exhibits.

(ii) “Period Certain Annuity” means the following for each Covered Life identified in the Annuity Exhibits as receiving a distribution of a “Period Certain Only” Annuity Form. “You” and “your” refers to each such Covered Life.

We will make monthly payments to you equal to your Covered Life Amount. We owe the first monthly payment on the Annuity Commencement Date. We will make subsequent monthly payments on the first day of each month. The total number of monthly payments will equal the Guaranteed Number of Payments specified for you in the Annuity Exhibits. Once such Guaranteed Number of Payments has been paid, no further payments are due.

If you die after the Annuity Commencement Date, we will determine the number of monthly payments we made to you after the Annuity Commencement Date. If the number payment made is less than such Guaranteed Number of Payments, then we will pay the Covered Life Amount to the designated Beneficiary for your Annuity Form. These payments to such Beneficiary will stop when the total number of payments to you, plus the number of payments to the Beneficiary, equals the Guaranteed Number of Payments.

“Covered Life Amount” means an amount that is specified in the Annuity Exhibits for your Annuity Form as the “Covered Life Amount.”

(iii) “Single Life and Period Certain Annuity” means the following for each Covered Life identified in the Annuity Exhibits as receiving a distribution of a “Life & Period Certain”. “You” and “your” refers to each such Covered Life.

During your lifetime, we will make monthly payments to you equal to your Covered Life Amount. We owe the first monthly payment on the Annuity Commencement Date. We will make subsequent monthly payments on the first day of each month. Our last monthly payment to you will be on the first day of the month in which you die.

We will then compare the number of monthly payments we make to you after the Annuity Commencement Date to the Guaranteed Number of Payments specified for you in the Annuity Exhibits. If the number of monthly payments is less than such guaranteed number, we will make additional payments to the designated Beneficiary for your Annuity Form. These payments will stop when the total number of payments to you, plus the number of payments to the Beneficiary, equals the Guaranteed Number of Payments.

“Covered Life Amount” means an amount that is specified in the Annuity Exhibits for your Annuity Form as the “Covered Life Amount.”

(iv) “Single Life Annuity with or without Special Benefit Rider, and/ or Level Benefit Rider and/or Refund Death Benefit Rider” means the following for each Covered Life identified in the Annuity Exhibits as receiving a distribution of a “Life Only” Annuity Form with or without a “Special Benefit Rider,” and/or a “Level Benefit Rider,” and/or a “Refund Death Benefit Rider,” respectively. “You” and “your” refers to each such Covered Life.

We do not owe any payments to anyone under this Annuity Form if you have died before the Annuity Commencement Date.

If the Annuity Exhibits specify that you have a Conversion Option to cancel this Annuity Form, the following will apply. If you exercise the option, your rights under this Annuity Form are cancelled. Also, the rights of the Contingent Life and any Beneficiary are cancelled. After the effective date of the conversion, we will not owe any further payments under this Annuity Form. As a result of your exercise of a conversion option, you will become entitled to another Annuity Form. We will notify you of the new Annuity Form and related payment amounts.

During your lifetime, we will make monthly payments to you equal to your Covered Life Amount. We owe the first monthly payment on the Annuity Commencement Date. We will make subsequent monthly payments on the first day of each month. Our last monthly payment to you will be on the first day of the month in which you die.

If you have a Refund Death Benefit Rider, we may owe a Refund Death Benefit to the designated Beneficiary for your Annuity Form. After you die, we will determine if we owe such payment. The following explains how we will determine if a payment is owed by us under this rider.

The amount of the Refund Death Benefit, if any, will equal amount (A) multiplied by the sum of (B) and (C), where:

(A) is the Total Plan Refund Death Benefit (as specified in the Annuity Exhibits) less the sum of both (i) and (ii) below paid after the Annuity Commencement Date to you, to your Contingent Life (or to any related alternate payee, arising, for example, from a domestic relations order):
(i) is the Pre 1985 Part B Primary Amount (as specified in the Annuity Exhibits) multiplied by three.
(ii) is the Post 1985 Part B Primary Amount (as specified in the Annuity Exhibits),
(B) is the Pre 1985 Death Benefit Percentage (as specified in the Annuity Exhibits) multiplied by one-third, and
(C) is one minus the Pre 1985 Death Benefit Percentage.

For a Single Life Annuity, the following amounts, names, or values are also specified in the Annuity Exhibits:

“Covered Life Amount” depends on whether you are younger or older than sixty-two years and one month (“62 + 1”). "Sixty-two years and one month (62+1)" means the first of the month coincident with or next following the date that the Covered Life turns age 62 and one month. However, a Covered Life who is born on the second day of the month will be treated as if he or she were born on the first day of such month.

If you are younger than 62+1, the Covered Life Amount equals the “Pre-62+1 Pension Amount” specified in the Annuity Exhibit for such Covered Life.

If you are older than 62+1, the Covered Life Amount equals the “Post-62+1 Pension Amount” specified in the Annuity Exhibit for such Covered Life

If you have a Special Benefit Rider, then the “Covered Life Amount” will be increased after your sixty-fifth (65th) birthday. The increase will start on the later of the Annuity Commencement Date and the first day of the month in which you attain age 65. However, if your 65th birthday falls on the first of a month, the increase will start on the later of the Annuity Commencement Date and the first day of the month before the month in which you attain age 65. The amount of the increase will be the amount specified as the “Special Benefit Amount” in the Annuity Exhibits.

If you have a Level Benefit Rider, then the “Covered Life Amount” will be increased. The increase will start on the later of the Annuity Commencement Date and the first day of the month in which you attain age 65. However, if your 65th birthday falls on the first of a month, the increase will start on the later of the Annuity Commencement Date and the first day of the month before the month in which you attain age 65. The amount of the increase will be the amount specified as the “Level Benefit Amount” in the Annuity Exhibits.

If a portion of your Pre 62+1 Covered Life Amount is attributable to “Disability Temporary Amount” as specified in the Annuity Exhibits, then the following applies. You may be eligible to receive social security disability benefits from the Federal Government. In any month that you receive such benefits before you reach 62+1, we do not owe you such Disability Temporary Amount and we may deduct any overpayments made to you.

The Annuity Exhibits may specify that there is a Contingent Life corresponding to you and that the Contingent Life is eligible for a Level Benefit Rider. If so, after you die, we may owe additional monthly payments. We will owe additional monthly payments if and when two conditions are met. The Contingent Life must be alive when you die. The Contingent Life must be older than sixty-five (65) years. If such conditions are met we will pay the first payment on the first day of the month following your death. Later monthly payments will be made on the first day of each month. We will pay the last payment on the first day of the month in which such Contingent Life dies. The amount of the payments will be the amount specified as the “Level Benefit Amount” in the Annuity Exhibits.

(v) “Spousal Joint and Survivor Life Annuity with or without a Special Benefit Rider, and/or a Level Benefit Rider and/or a Pop-Up Rider and/or a Refund Death Benefit Rider” means the following for each Covered Life identified in the Annuity Exhibits as receiving a distribution of a “Spousal - J&S” Annuity Form with or without a “Special Benefit Rider,” and/or a “Level Benefit Rider,” and/or a “Pop-Up” Rider and/or a “Refund Death Benefit Rider,” respectively. “You” and “your” refers to each such Covered Life:

We do not owe any payments to the Covered Life under this Annuity Form if the person dies before the Annuity Commencement Date.

If the Annuity Exhibits specify that you have a Conversion Option to cancel this Annuity Form, the following will apply. If you exercise the option, your rights under this Annuity Form are cancelled. Also, the rights of the Contingent Life and any Beneficiary are cancelled. After the effective date of the conversion, we will not owe any further payments under this Annuity Form. As a result of your exercise of a conversion option, you will become entitled to another Annuity Form. We will notify you of the new Annuity Form and related payment amounts.

During your lifetime, we will make monthly payments to you equal to your Covered Life Amount. We owe the first monthly payment on the Annuity Commencement Date. We will make subsequent monthly payments on the first day of each month. Our last monthly payment to you will be on the first day of the month in which you die.

After you die, we may owe additional monthly payments. We will owe additional monthly payments if your Contingent Life (as specified in the Annuity Exhibits) is your spouse and is alive when you die. We will pay the first payment on the first day of the month following your death. We will pay subsequent monthly payments on the first day of each month. We will pay the last payment on the first day of the month in which such Contingent Life dies. The amount of the payments will equal the Contingent Life Amount.

If you have a Refund Death Benefit Rider, we may owe a Refund Death Benefit to the designated Beneficiary for your Annuity Form. After both you and your Contingent Life die, we will determine if we owe such payment. The following explains how we will determine if a payment is owed by us under this rider.

The amount of the Refund Death Benefit, if any, will equal amount (A) multiplied by the sum of (B) and (C), where:

(A) is the Total Plan Refund Death Benefit (as specified in the Annuity Exhibits) less the sum of both (i) and (ii) below paid after the Annuity Commencement Date to you, to your Contingent Life (or to any related alternate payee, arising, for example, from a domestic relations order):
(i) is the Pre 1985 Part B Primary Amount (as specified in the Annuity Exhibits) multiplied by three.
(ii) is the Post 1985 Part B Primary Amount (as specified in the Annuity Exhibits),
(B) is the Pre 1985 Death Benefit Percentage (as specified in the Annuity Exhibits) multiplied by one-third, and
(C) is one minus the Pre 1985 Death Benefit Percentage.

For a Spousal Joint and Survivor Life Annuity, the following amounts, names, or values are also specified in the Annuity Exhibits:

“Covered Life Amount” equals an amount that depends on whether you are younger or older than sixty-two years and one month (“62 + 1”). "Sixty-two years and one month (62+1)" means the first of the month coincident with or next following the date that the Covered Life turns age 62 and one month. However, a Covered Life who is born on the second day of the month will be treated as if he or she were born on the first day of such month.

If you are younger than 62+1, the Covered Life Amount equals the “Pre-62+1 Pension Amount” specified in the Annuity Exhibit for such Covered Life.

If you are older than 62+1, the Covered Life Amount equals the “Post-62+1 Pension Amount” specified in the Annuity Exhibit for such Covered Life.

If you have a Special Benefit Rider, then the “Covered Life Amount” will be increased after your sixty-fifth (65th) birthday. The increase will start on the later of the Annuity Commencement Date and the first day of the month in which you attain age 65. However, if your 65th birthday falls on the first of a month, the increase will start on the later of the Annuity Commencement Date and the first day of the month before the month in which you attain age 65. The amount of the increase will be the amount specified as the “Special Benefit Amount” in the Annuity Exhibits. During your lifetime, we do not owe your Contingent Life any benefits under the Special Benefit Rider. If your Contingent Life has a Special Benefit rider, we only owe the related payments after you die.

If you have a Level Benefit Rider, then the “Covered Life Amount” will be increased. The increase will start on the later of the Annuity Commencement Date and the first day of the month in which you attain age 65. However, if your 65th birthday falls on the first of a month, the increase will start on the later of the Annuity Commencement Date and the first day of the month before the month in which you attain age 65. The amount of the increase will be the amount specified as the “Level Benefit Amount” in the Annuity Exhibits. During your lifetime, we do not owe your Contingent Life any benefits under the Level Benefit Rider. If your Contingent Life has a Level Benefit rider, we only owe the related payments after you die.

If you have a Pop-Up Rider, and if your Contingent Life dies after the Annuity Commencement Date and before you die, then we will increase the “Covered Life Amount.” You must first provide us acceptable evidence that such Contingent Life died. We will pay the increase starting in the month following the month of your Contingent Life's death. The amount of the increase will equal the Pop-Up Amount specified for you in the Annuity Exhibits. If the Annuity Exhibits misstate your age or the age of your Contingent Life, then we will re-calculate the Pop-Up Amount. The corrected Pop-Up Amount will equal the Part A Basic Amount specified for such person in the Annuity Exhibits multiplied by the Spousal Joint and Survivor Life Annuity Pop-Up Increase Factor.

If a portion of your Pre 62+1 Covered Life Amount is attributable to a “Disability Temporary Amount” as specified in the Annuity Exhibits, then the following applies. You may be eligible to receive social security disability benefits from the Federal Government. In any month that you receive such benefits before you reach 62+1, we do not owe you such Disability Temporary Amount and we may deduct any overpayments made to you

“Contingent Life Amount” means an amount that is specified in the Annuity Exhibits for your Annuity Form as the “Contingent Life Amount.”

If your Contingent Life has a Special Benefit Rider, then the “Contingent Life Amount” will be increased. The increase will start on the later of the date that monthly payments begin to your Contingent Life and the first day of the month in which your Contingent Life attains age 65. However, if your Contingent Life attains age 65 on the first of a month, the increase will start on the later of the date that monthly payments begin to your Contingent Life and the first day of the month before such 65th birthday. The amount of the increase will be the amount specified as the “Special Benefit Amount” in the Annuity Exhibits.

If your Contingent Life has a Level Benefit Rider, then the “Contingent Life Amount” will be increased. The increase will start on the later of the date that monthly payments begin to your Contingent Life or the first day of the month in which your Contingent Life attains age 65. However, if your Contingent Life attains age 65 on the first of a month, the increase will start on the later of the date that monthly payments begin to your Contingent Life and the first day of the month before such 65th birthday. The amount of the increase will be the amount specified as the “Level Benefit Amount” in the Annuity Exhibits.

(vi) “Window Spousal Joint and Survivor Life Annuity with or without a Refund Death Benefit Rider” means the following for each Covered Life identified in the Annuity Exhibits as receiving a distribution of a “Window Spousal Joint and Survivor Life Annuity” Annuity Form with or without a “Refund Death Benefit Rider”. “You” and “your” refers to each such Covered Life:

We do not owe any payments to the Covered Life under this Annuity Form if the person dies before the Annuity Commencement Date.

During your lifetime, we will make monthly payments to you equal to your Covered Life Amount. We owe the first monthly payment on the Annuity Commencement Date. We will make subsequent monthly payments on the first day of each month. Our last monthly payment to you will be on the first day of the month in which you die.

After you die, we may owe additional monthly payments. We will owe additional monthly payments if your Contingent Life (as specified in the Annuity Exhibits) is your spouse and is alive when you die. We will pay the first payment on the first day of the month following your death. We will pay subsequent monthly payments on the first day of each month. We will pay the last payment on the first day of the month in which such Contingent Life dies. The amount of the payments will equal the Contingent Life Amount.

If you have a Refund Death Benefit Rider, we may owe a Refund Death Benefit to the designated Beneficiary for your Annuity Form. After both you and your Contingent Life die, we will determine if we owe such payment. The following explains how we will determine if a payment is owed by us under this rider.

The amount of the Refund Death Benefit, if any, will equal amount (A) multiplied by the sum of (B) and (C), where:

(A) is the Total Plan Refund Death Benefit (as specified in the Annuity Exhibits) less the sum of both (i) and (ii) below paid after the Annuity Commencement Date to you, to your Contingent Life (or to any related alternate payee, arising, for example, from a domestic relations order):
(i) is the Pre 1985 Part B Primary Amount (as specified in the Annuity Exhibits) multiplied by three.
(ii) is the Post 1985 Part B Primary Amount (as specified in the Annuity Exhibits),
(B) is the Pre 1985 Death Benefit Percentage (as specified in the Annuity Exhibits) multiplied by one-third, and
(C) is one minus the Pre 1985 Death Benefit Percentage.

“Covered Life Amount” means an amount that is specified in the Annuity Exhibits for your Annuity Form as the “Covered Life Amount.”

“Contingent Life Amount” means an amount that is specified in the Annuity Exhibits for your Annuity Form as the “Contingent Life Amount.”

(vii) “Window Single Life Annuity with or without a Refund Death Benefit Rider” means the following for each Covered Life identified in the Annuity Exhibits as receiving a distribution of a “Window Single Life Annuity” Annuity Form with or without a “Refund Death Benefit Rider”. “You” and “your” refers to each such Covered Life:

We do not owe any payments to anyone under this Annuity Form if you have died before the Annuity Commencement Date.

During your lifetime, we will make monthly payments to you equal to your Covered Life Amount. We owe the first monthly payment on the Annuity Commencement Date. We will make subsequent monthly payments on the first day of each month. Our last monthly payment to you will be on the first day of the month in which you die.

If you have a Refund Death Benefit Rider, we may owe a Refund Death Benefit to the designated Beneficiary for your Annuity Form. After you die, we will determine if we owe such payment. The following explains how we will determine if a payment is owed by us under this rider.

The amount of the Refund Death Benefit, if any, will equal amount (A) multiplied by the sum of (B) and (C), where:

(A) is the Total Plan Refund Death Benefit (as specified in the Annuity Exhibits) less the sum of both (i) and (ii) below paid after the Annuity Commencement Date to you, to your Contingent Life (or to any related alternate payee, arising, for example, from a domestic relations order):
(i) is the Pre 1985 Part B Primary Amount (as specified in the Annuity Exhibits) multiplied by three.
(ii) is the Post 1985 Part B Primary Amount (as specified in the Annuity Exhibits),
(B) is the Pre 1985 Death Benefit Percentage (as specified in the Annuity Exhibits) multiplied by one-third, and
(C) is one minus the Pre 1985 Death Benefit Percentage.

“Covered Life Amount” means an amount that is specified in the Annuity Exhibits for your Annuity Form as the “Covered Life Amount.”

2.4	Limitation on Assignment

Except as expressly provided in this Provision II, no Covered Life, Contingent Life or Beneficiary may (i) assign, pledge or otherwise transfer his or her rights hereunder, or (ii) enter into a transaction in which one or more Annuity Payments are anticipated or accelerated, or (iii) use a Representative to effectuate any transaction described in clause (i) or (ii). Any attempt to enter into any transaction described in clauses (i) through (iii) shall be void at the outset of such attempt. Also, to the maximum extent permitted by law, no Annuity Payment is subject to the claims of a creditor. For the avoidance of doubt, compliance with the terms of a domestic relations order meeting the requirement of this Provision II will not be considered to be an impermissible transaction or claim hereunder.

2.5	Proof of Continued Existence; Escheatment of Unpaid Amounts

As a condition to making any Annuity Payment arising from an Annuity Form dependent upon the continued existence of a Covered Life or Contingent Life (or Beneficiary), Prudential may require the receipt of evidence satisfactory to it that such person is alive and no such payment is owed under this Contract unless and until Prudential receives such evidence.

Prudential may pay a Representative of a Covered Life, Contingent Life or Beneficiary amounts otherwise owing to such Covered Life, Contingent Life or Beneficiary upon submission of evidence satisfactory to Prudential of the authority of such Representative.

After the period of time prescribed by applicable state law, any payments under a period certain annuity form or lump sum payment owed by Prudential which has not been claimed by a Covered Life, Contingent Life or Beneficiary (or such person's Representative) may be considered abandoned or escheatable property. In such case, Prudential will follow the laws applicable to the disposition of any such payment obligations. Any payments made to the state under such circumstances will relieve Prudential of all further obligations under this Contract with respect to such amounts.

2.6	Misstatements

With respect to Annuity Payments owed by Prudential, the parties shall endeavor between the Effective Date and the Expected Data Finalization Date to agree to an equitable adjustment of the Total Contribution Amount caused by misstatements of the age, sex, applicable Annuity Form, benefit amount or any other fact relevant to determining the amount of Annuity Payment owed to a Covered Life, Contingent Life (or, if applicable, Beneficiary) (as used in this Section, a “data misstatement”).

After the Expected Data Finalization Date, if the Annuity Exhibits (as updated through the Expected Data Finalization Date to reflect data reviews conducted between the Effective Date and the Expected Data Finalization Date) contain a data misstatement with respect to the date of birth, date of death, or sex of any Covered Life or Contingent Life (and of any Beneficiary, if applicable),

(I)
then Prudential will not have the right to reduce any Annuity Payment below the Annuity Payment calculated using the information concerning date of birth, date of death and sex contained in such updated Annuity Exhibits; and

(II)
then Prudential will not have the obligation to increase any Annuity Payment above the Annuity Payment calculated using the information concerning date of birth, date of death and sex contained in such updated Annuity Exhibits.

Notwithstanding the above, after the Annuity Commencement Date, determinations by Prudential under Provision II in connection with each of the following will reflect any corrections of date of birth or date of death of any Covered Life or Contingent Life (and of any Beneficiary, if applicable), provided to and verified by Prudential after the Annuity Commencement Date: (1) a conversion from one Annuity Form to another Annuity Form, (2) an increase in the Covered Life Amount based on the attainment of a certain age and (3) a decrease in the Covered Life Amount based on the attainment of a certain age.

After the Expected Data Finalization Date, if the Annuity Exhibits (as updated through the Expected Data Finalization Date to reflect data reviews conducted between the Effective Date and the Expected Data Finalization Date) contain any data misstatement not relating to the date of birth, date of death, or sex of any Covered Life or Contingent Life (and of any Beneficiary, if applicable), then Prudential will adjust the Annuity Payment using the following process:

(a)
Prudential will determine the portion of the Total Contribution Amount allocated to such Covered Life, Contingent Life and/or Beneficiary. The Annuity Payment owed by Prudential in respect of such person(s) will be increased or decreased to equal the amount that could have been purchased for such person(s) using the premium paid for such person(s), assuming that such misstatement had not occurred. Also, Prudential will not change the date of the first monthly payment.

(i)	If the corrected Annuity Payment is less than the Annuity Payment calculated using the misstated information, then the Annuity Payment will be decreased to the amount calculated pursuant to subsection (a). Prudential may reduce future Annuity Payments further by amounts previously overpaid by Prudential to such person(s).

(ii)
If the corrected Annuity Payment is more than the Annuity Payment calculated using the misstated information, then the Annuity Payment will be increased to the amount calculated pursuant to subsection (a). Prudential will further pay the amount of the underpayments by Prudential in one of the next two Annuity Payments due with respect to such person.

(b)
In addition to changing the amount of Annuity Payments, the adjustments made pursuant to this Section may change other important terms of payment. For example, the Annuity Form for such person may change. The percentage of a Covered Life's Annuity Payment that is payable to a Contingent Life may change. Whether there is any Contingent Life entitled to receive an Annuity Payment may change. All adjustments made pursuant to this Section will be binding upon any person affected thereby.

2.7	Concerning Beneficiaries and Contingent Annuitants

A Covered Life (or, following the death of a Covered Life, a Contingent Life) may designate and re-designate a Beneficiary from time to time in such manner that is specified by Prudential and that is in accordance with such related Annuity Form. If there is no designated Beneficiary shown in Prudential's records when a payment is payable to a Beneficiary under the terms of this Contract, payment will be made to the Covered Life's spouse if living, otherwise to the estate of the last surviving recipient of the annuity payments or a Representative thereof.

If and to the extent provided in this Provision II, but subject to the conditions specified in this Provision II, a Covered Life may designate and re-designate another person as his or her Contingent Life without the consent of such Contingent Life.

The parties agree with each other that such designations and re-designations of Beneficiaries and Contingent Lives will meet the requirements of ERISA as applied to employee benefit plan participants in effect from time to time, and shall keep their records accordingly. Such designations or re-designations shall become effective, with respect to the designation of a Contingent Life, as provided in Sections 2.2 (“Definitions”) and Section 2.3 (“Annuity Forms”). Such designations or re-designations shall become effective, with respect to the designation of a Beneficiary, on the date when the Change in Beneficiary Form is signed by the Covered Life or Contingent Life; provided that no such Change in Beneficiary Form shall be effective with respect to any action taken by Prudential prior to the receipt of such form at Prudential's Office.

Prudential, in determining the existence, identity, ages, or any other facts relating to any relatives of any Covered Life (or Contingent Life) or any persons designated as Beneficiaries, either as a class or otherwise, may rely solely on any affidavit or other evidence deemed satisfactory by it.

During the period when it is maintaining such records, Prudential will furnish an acknowledgment to the Covered Life or Contingent Life of the acceptance of any such designation or re-designation.

Any payment made by Prudential in reliance thereon will, to the extent of such payment, be a valid discharge of its obligation under this Contract.

2.8	Concerning Domestic Relations Orders

If after the Annuity Commencement Date an Annuity Payment is subject to a domestic relations order, no adjustments or payments to a Covered Life, Contingent Life or to any other alternate payee will become payable until (i) Prudential has so received any such domestic relations order, (ii) Prudential has so approved the domestic relations order, and (iii) Prudential has received a copy of the domestic relations order after it has been qualified or Prudential has so qualified the domestic relations order. Any such Annuity Payment adjustment will take effect when entered upon Prudential's records. The parties agree with each other that acceptable domestic relations orders shall meet the requirements of ERISA as applied to employee benefit plan participants in effect from time to time, and shall keep their records accordingly.

2.9	Substitute Payee

Prudential may discharge its obligation to a Covered Life, Contingent Life or Beneficiary hereunder by making payments to such person's Representative.

2.10	Certificates

Upon receipt of applicable regulatory approvals, Prudential will issue an annuity certificate with respect to each Covered Life (and, if receiving Annuity Payments on the date of issuance of annuity certificates, Contingent Life and Beneficiary). Each such certificate will set forth in substance the payments to which such Covered Life, Contingent Life and Beneficiary is entitled under this Contract. Also, Prudential may issue a substitute annuity certificate to correct errors contained in the previously issued certificate, whereupon the erroneously issued annuity certificate shall be null and void.

Each such certificate shall provide that only the Covered Life (and, as applicable, a Contingent Life and Beneficiary) has the right to Annuity Payments under this Contract, and that such right to Annuity Payments is enforceable by the certificate-holder solely against Prudential and against no other person including the Plan, Plan sponsor, Contract-Holder or any affiliate thereof. Each certificate shall describe the consequences of any data misstatements, including Prudential's rights and obligations relating to such data misstatements.

2.11	Reliance on Records; Correction of Errors

Until the Expected Data Finalization Date, Prudential will receive from the Plan or its agent the information which Prudential may reasonably require for the administration of this Contract. If Prudential does not receive all such information, Prudential will seek such information from the relevant Covered Life, Contingent Life or Beneficiary. Prudential may hold Annuity Payments if it lacks the information necessary to process such Annuity Payment or if processing such payment is contrary to applicable law.

Prudential will maintain the records necessary for its administration of this Contract. Such records will be prepared using the information furnished to it pursuant to this Contract and will constitute prima facie evidence as to the truth of the information recorded thereon. However, Prudential reserves the right to correct its records to eliminate erroneous information furnished to it and to reflect information it gathers reasonably believed by it to be reliable. Prudential may assume the accuracy of the records kept by or on behalf of the Plan in connection with Covered Lives, Contingent Lives and Beneficiaries. Any payment made by Prudential in reliance on such records shall be a valid discharge of its obligation under this Contract.

Provision IIIGeneral Terms

3.1.	Communications

All communications to Prudential regarding this Contract shall be addressed to Prudential's Office.

Communications to Contract-Holder will be addressed as shown in our records, as updated from time to time on Prudential's records based on notice provided by the Contract-Holder to Prudential.

All communications to Contract-Holder or Prudential will be in writing.

3.2.	Currency; Payments

All moneys, whether payable to or by Prudential, shall be in lawful money of the United States of America. Dollars and cents refer to lawful currency of the United States of America. Payments owed to Prudential or to Contract-Holder shall be made pursuant to agreed procedures and wire instructions.

3.3.	Contract-Holder

Prudential will be entitled to rely on any action taken or omitted by or on behalf of Contract-Holder pursuant to the terms of this Contract and shall not be required to obtain consents of any other person or organization with an interest in the Plan, except as provided in Section 1.9 (“Persons Entitled to Enforce this Contract against Prudential”). Until the Expected Data Finalization Date, Prudential is entitled to rely on the Contract-Holder (or its representative) in connection with Prudential's administration of this Contract. If the Contract-Holder notifies Prudential that it will cease to exist or cease to perform the duties of the Contract-Holder hereunder and no successor Contract-Holder is appointed by the Contract-Holder, the Contract-Holder will thereafter have no rights or obligations under this Contract, provided, however, that this Contract nevertheless shall remain irrevocable and in full force and effect in accordance with its terms, and not subject to amendment or modification except as otherwise provided herein, it being acknowledged and understood that the intended third-party beneficiary rights of each Covered Life, Contingent Life and Beneficiary hereunder shall survive until the date on which there ceases to be any further Annuity Payments payable in accordance with the terms of this Contract.

3.4.	No Implied Waiver

Except as expressly provided herein, any party's failure to insist in any one or more instances upon strict performance by any other party of any of the terms of this Contract shall not be construed as a waiver of any continuing or subsequent failure to perform or delay in performance of any term hereof.

3.5.	Changes

Upon a change in the requirements of applicable law or a regulation administered by a governmental agency, Prudential may change this Contract, including the terms of Provision II and the certificates issued hereunder, without the consent of any Covered Life, Contingent Life or Beneficiary solely to, and only as strictly necessary to, satisfy such requirements.

In addition, this Contract may be changed at any time or times by agreement between Prudential and Contract-Holder; provided that any such agreement not related to a data misstatement that changes the amount of the Annuity Payment owed to a Covered Life, Contingent Life or Beneficiary will require the consent of such person. If the Contract-Holder ceases to exist and no successor Contract-Holder is appointed, this Contract may not be changed at any time by Prudential except as provided in this Section.

3.6.	Entire Contract - Construction

This Contract constitutes the entire agreement between Contract-Holder and Prudential solely with respect to the Annuity Payments owed to each Covered Life, Contingent Life and Beneficiary under this Contract, and supersedes all prior agreements and understandings, both oral and written, between Contract-Holder and Prudential solely with respect to such Annuity Payments.

This Contract will be construed according to the laws of the jurisdiction set forth on the Cover Page without regard to the principles of conflicts of laws thereof except to the extent that those laws have been preempted by the laws of the United States of America.

3.7.	Third Party Beneficiaries:

Except as expressly set forth in Section 1.9 (“Persons Entitled to Enforce this Contract against Prudential”) and in the definitions of “Covered Life,” “Contingent Life,” “Beneficiary,” this Contract does not and is not intended to confer any rights or remedies upon any person other than Contract-Holder and Prudential and their respective successors and permitted assigns.

Date: November 1, 2012

Transferred Assets Exhibit

The Transferred Assets Exhibit includes a list of cash, securities and other non cash assets that equal the Total Contribution Amount shown on the Cover Page of this Contract. The Transferred Assets Exhibit is attached to this Contract in the form of a pdf file identified as the “Transferred Assets Exhibit as of November 1 2012”.

Date: November 1, 2012

Annuity Exhibits

The Annuity Exhibits list each Covered Life and Contingent Life entitled to payments under this Contract and information that applies to each such Covered Life and Contingent Life. The Annuity Exhibits are attached to this Contract in the form of a pdf file stored on two encrypted Ironkey USB Drives. For the purposes of the preceding sentence the USB Ironkey Drives shall mean the Ironkey USB drives with:

Contract-Holder serial number [**********]

1.	and,

2.	Prudential serial number [**********]

AMENDMENT ("Amendment")

OF

ARTICLE OF GROUP ANNUITY CONTRACT NO. GA-300

WHEREAS:

1.	The Contract-Holder and Prudential entered into the Contract effective as of November 1, 2012 (the “Effective Date”).

2.
Prudential has acknowledged receipt of cash, securities and other non-cash assets as payment of the Adjusted Contribution Amount specified on the Cover Page of the Contract. Each such non-cash asset (together with the cash paid) is shown on the Transferred Assets Exhibit(s) attached to the Contract. In addition, Annuity Exhibit(s) are attached to the Contract which set forth the payments owed by Prudential under the Contract.

3.
It is the desire of Contract-Holder and Prudential to amend the Contract to reflect corrections and/or updates to the Total Contribution Amount, the Adjusted Contribution Amount, the Transferred Assets Exhibit(s) and/or the Annuity Exhibit(s).

THEREFORE, PRUDENTIAL AND THE CONTRACT-HOLDER AGREE AS FOLLOWS:

1.
Prudential and Contract-Holder agree that the Cover Page, the Transferred Assets Exhibit and the Annuity Exhibits as constituted immediately prior to this amendment are hereby replaced by the attached amended Cover Page, Transferred Assets Exhibit and Annuity Exhibits.

2.
As specified in the amended Cover Page and Transferred Assets Exhibit, on the Amendment Date Prudential shall promptly transfer to the Contract-Holder (or an entity designated by it) any non-cash assets (together with any cash) shown as owing to Contract-Holder as an Adjusted Contribution Amount.

3.	The following paragraph shall be added as the last paragraph of section 1.2 of the Contract:

On the Amendment Date, if the Adjusted Contribution Amount is a negative number, Prudential will pay one-hundred percent (100%) of the Adjusted Contribution Amount owed on such date from the Separate Account.

4.	Upon return by Prudential of the Adjusted Contribution Amount, the second paragraph of section 1.3 of the Contract shall be amended to read in its entirety as follows:

After the Amendment Date, one-hundred percent (100%) of each Annuity Payment payable under this Contract will be supported by the Separate Account.

5.	The following changes shall be made to Section 2.2 of the Contract:

A) The definition of Contingent Joint and Survivor Life Pop-Up Decrease Factor is removed from the Contract,

B) The definition of Contingent Joint and Survivor Life Pop-Up Increase Factor shall be replaced by the following definition.

“Contingent Joint and Survivor Life Annuity Pop-Up Increase Factor" is equal to 1 minus the applicable factor below:"
C) The Contingent Joint and Survivor Life Annuity Table shall be replaced by the below table.

Contingent Joint & Survivor Life Annuity Table
Full Years Contingent Life Is Older (+) or Younger (-) Than Covered Life*	Factors to Convert Normal Form of Retirement
	To Contingent Joint & Survivor Life Annuity Option
	For Indicated Percentage.**
	Payable to Contingent Life
	100%	75%	50%
+20	0.9550	0.9600	1.0000
+19	0.9500	0.9550	0.9950
+18	0.9450	0.9500	0.9900
+17	0.9400	0.9450	0.9880
+16	0.9350	0.9400	0.9800
+15	0.9300	0.9350	0.9750
+14	0.9250	0.9300	0.9700
+13	0.9200	0.9250	0.9650
+12	0.9150	0.9200	0.9600
+11	0.9100	0.9150	0.9550
+10	0.9050	0.9100	0.9500
+9	0.8975	0.9050	0.9450
+8	0.8900	0.9000	0.9400
+7	0.8825	0.8950	0.9350
+6	0.8750	0.8900	0.9300
+5	0.8675	0.8850	0.9250
+4	0.8600	0.8800	0.9200
+3	0.8525	0.8750	0.9150
+2	0.8450	0.8700	0.9100
+1	0.8375	0.8650	0.9050
0	0.8300	0.8600	0.9000
--1	0.8225	0.8550	0.8950
--2	0.8150	0.8500	0.8900
--3	0.8075	0.8450	0.8850
--4	0.8000	0.8400	0.8800
--5	0.7925	0.8350	0.8750
--6	0.7850	0.8300	0.8700
--7	0.7775	0.8250	0.8650

--8	0.7700	0.8200	0.8600
--9	0.7625	0.8150	0.8550
--10	0.7550	0.8100	0.8500
--11	0.7500	0.8050	0.8450
--12	0.7450	0.8000	0.8400
--13	0.7400	0.7950	0.8350
--14	0.7350	0.7900	0.8300
--15	0.7300	0.7850	0.8250
--16	0.7250	0.7800	0.8200
--17	0.7200	0.7750	0.8150
--18	0.7150	0.7700	0.8100
--19	0.7100	0.7650	0.8050
--20	0.7050	0.7600	0.8000
* Actuarial reduction factors not shown will be calculated on the same basis as the factors shown.
** Other percentage levels, in 5% increments, may be elected.

6.
After giving effect to this Amendment, references in the Contract to “Contract” shall mean the Contract as amended by this Amendment and references to the “Transferred Assets Exhibit” shall mean the amended Transferred Assets Exhibit attached to this Amendment and references to the “Annuity Exhibits” shall mean the amended Annuity Exhibits attached to this Amendment and references to “Cover Page” shall mean the amended Cover Page attached to this Amendment.

STATE STREET BANK AND TRUST COMPANY, as Directed Trustee of the General Motors Salaried Employes Pension Trust, a New York trust	THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:	/s/ AARON J. POULIN		By:	/s/ DYLAN J. TYSON
	Title:	Vice President	Title:	Vice President, Payout Annuities
	Date:	December 21, 2012	Date:	December 21, 2012

The Prudential Insurance Company of America
Newark, New Jersey

Contract-Holder: STATE STREET BANK AND TRUST COMPANY, as Directed Trustee of the General Motors Salaried Employes Pension Trust, a New York trust	Plan: General Motors Retirement Program for Salaried Employees
Amended and Restated Article P of Group Annuity Contract GA-300	Jurisdiction: New York
Amendment Date: December 21, 2012	Total Contribution Amount: $25,102,868,315.67 Adjusted Contribution Amount: ($68,721,985.78) due to Contract-Holder as of the Amendment Date
Pages Attached: 1-32, Transferred Assets Exhibit and Annuity Exhibits

STATE STREET BANK AND TRUST COMPANY, as Directed Trustee of the General Motors Salaried Employes Pension Trust, a New York trust	THE PRUDENTIAL INSURANCE COMPANY OF AMERICA 200 Wood Avenue South Iselin, New Jersey 08830 John Strangfeld (facsimile) Chairman and Chief Executive Officer
By:Jason Butler (signed) Title: Vice President Date: November 1, 2012	Margaret M. Foran (facsimile) Secretary Attest: Dylan J. Tyson (signed) Date: November 1, 2012

Single-Premium Group Annuity Contract [**********], as provided herein, and providing for an irrevocable commitment to make Annuity Payments, subject to the provisions of this Contract. The Annuity Payments hereunder do not vary based on any gains or losses of the assets held in the Separate Account or the General Account.

Buy-Out Contract supported by a Dedicated Separate Account

Date: December 21, 2012

Transferred Assets Exhibit

The Transferred Assets Exhibit includes a list of cash, securities and other non cash assets that equal the Total Contribution Amount shown on the Cover Page of this Contract. The Transferred Assets Exhibit is attached to this Contract in the form of a pdf file identified as the “Transferred Assets Exhibit as of December 21, 2012”.

Date: December 21, 2012

Annuity Exhibits

The Annuity Exhibits list each Covered Life and Contingent Life entitled to payments under this Contract and information that applies to each such Covered Life and Contingent Life. The Annuity Exhibits are attached to this Contract in the form of an Excel file stored on two encrypted Ironkey USB Drives. For the purposes of the preceding sentence the USB Ironkey Drives shall mean the Ironkey USB drives with:

1.	Contract-Holder serial number [**********] and "[**********] and,

2.	Prudential serial number [**********] Hash Code [**********].